UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017

DIGITAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2017, our Board of Directors elected Mary Hogan Preusse as an independent director to our Board of Directors to serve until our 2018 Annual Meeting of Stockholders and until her successor is duly elected and qualifies.  Ms. Hogan Preusse will serve on the Audit Committee of the Board of Directors.

There are no arrangements or understandings between Ms. Hogan Preusse and any other person pursuant to which Ms. Hogan Preusse was selected as our director. There are no transactions in which Ms. Hogan Preusse has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to our 2014 Incentive Award Plan, as amended, as of the date of election to our Board of Directors, Ms. Hogan Preusse received a $145,000 non-employee director equity award, payable in fully vested profits interest units of our subsidiary operating partnership, Digital Realty Trust, L.P. Ms. Hogan Preusse is eligible to receive an annual equity award with a value of $145,000, payable in fully vested profits interest units or shares of our common stock, at her election, at each Annual Meeting of Stockholders following her election if she continues to serve as an independent director immediately following such meeting. Ms. Hogan Preusse will receive an annual fee of $75,000 for serving on our Board of Directors, and will also receive an annual fee of $15,000 for serving on our Audit Committee. We expect to enter into our standard form of indemnification agreement for officers and directors and our standard form of director confidentiality agreement with Ms. Hogan Preusse.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 8, 2017, Digital Realty Trust, Inc. held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:
Proposal 1. Election of directors, each to serve until the 2018 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualifies.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dennis E. Singleton	102,880,093	32,821,841	170,808	10,408,887
Laurence A. Chapman	100,477,716	35,220,139	174,887	10,408,887
Kathleen Earley	131,470,008	4,304,826	97,908	10,408,887
Kevin J. Kennedy	103,383,299	32,319,815	169,628	10,408,887
William G. LaPerch	102,356,914	33,346,214	169,614	10,408,887
Afshin Mohebbi	135,409,775	354,058	108,909	10,408,887
Mark R. Patterson	135,410,933	355,039	106,770	10,408,887
A. William Stein	135,014,387	749,946	108,409	10,408,887
Robert H. Zerbst	134,642,283	1,122,869	107,590	10,408,887

Proposal 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
144,941,930	1,211,825	127,874	N/A

Proposal 3. Resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers (a “say-on-pay vote”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,426,680	8,962,214	483,848	10,408,887

Proposal 4. Recommendation, on a non-binding, advisory basis, regarding the frequency of future say-on-pay votes (every one, two or three years).

1 year	2 Years	3 Years	Abstentions	Broker Non-Votes
122,488,994	260,060	12,980,093	143,595	10,408,887
Item 8.01. Other Events.
On May 8, 2017, following our Annual Meeting of Stockholders, our Board of Directors selected Laurence A. Chapman, our director since 2004, to succeed Dennis E. Singleton as the Chairman of the Board of Directors. Mr. Singleton will continue to serve as a member of our Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills Senior Vice President, General Counsel and Secretary
Date: May 11, 2017